Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports Fourth Quarter and Full-Year 2015 Results

Generated $215 million in Free Cash Flow for 2015 and Confirms 2016 Guidance

Fourth Quarter and Full-Year Highlights:

•	Delivered $1.3 billion in net sales during the fourth quarter and $4.7 billion in net sales for full-year 2015.

•	Achieved $154 million in fourth quarter Adjusted EBITDA and $462 million in full-year Adjusted EBITDA.

•	Generated $147 million in Free Cash Flow during the fourth quarter bringing full-year Free Cash Flow generation to $215 million.

•	Improved yearend Debt Leverage Ratio to 2.92x, reduced from 3.09x as of September 30, 2015.

•	Declared quarterly dividend of $0.30 per share.

•	Confirms 2016 financial guidance for net sales of $4.4 billion to $4.6 billion, Adjusted EBITDA of $420 million to $460 million, and Free Cash Flow of $190 million to $230 million.

SUSSEX, WI, February 22, 2016 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics” or the “Company”), today reported fourth quarter and full-year 2015 results.

“We are pleased to report that our fourth quarter 2015 results were better than we expected following our focused efforts to aggressively manage costs and improve manufacturing productivity,” said Joel Quadracci, Quad/Graphics Chairman, President & Chief Executive Officer. “I am proud of our team which took swift action to offset increased pricing and volume pressures that had accelerated in the second half of 2015. We were able to incrementally reduce our cost structure by $100 million on a run rate basis for 2016 – ahead of schedule – while driving increased productivity. Further, as a result of our efforts, we surpassed our expectations for Free Cash Flow, which is the foundation of our strong balance sheet and sustainable dividend.”

Quadracci added: “The global economic climate remains in flux. Therefore, we will build on our cost control momentum with aggressive, innovative cost management and improved labor productivity in support of our goal to hold the line on Adjusted EBITDA margins, and generate strong Free Cash Flow that supports value-creating opportunities. As always, we remain committed to being the industry’s high-quality, low-cost producer while delivering an exceptional client experience.”

Net sales for the fourth quarter 2015 were $1.3 billion, down 6% from the same period in 2014. Fourth quarter 2015 Adjusted EBITDA was $154 million compared to $183 million for the same period in 2014, and Adjusted EBITDA margin was 11.5% compared to 12.8%. The decline on the top-line and Adjusted EBITDA margin variance primarily reflects the impacts of ongoing pricing and volume pressures.

For full-year 2015, net sales were $4.7 billion versus net sales of $4.9 billion for the previous year. Full-year 2015 Adjusted EBITDA was $462 million compared to $543 million for fiscal 2014, and Adjusted EBITDA margin was 9.9% compared to 11.2% for the previous year. Full-year 2015 Free Cash Flow was $215 million compared to $154 million for the previous year. Free Cash Flow increased $61 million or 40% over the prior year due to sustainable reductions in ongoing working capital needs.

“Quad/Graphics continues to be a significant Free Cash Flow generator, which is important to maintaining a strong and flexible balance sheet that supports our disciplined capital deployment strategy,” said Dave Honan, Quad/Graphics Executive Vice President & Chief Financial Officer. “Our strong Free Cash Flow in the fourth quarter enabled us to reduce debt and improve our yearend Debt Leverage Ratio to 2.92x, reduced from 3.09x at September 30, 2015. In addition, the significant Free Cash Flow allows the Company to maintain an affordable and sustainable annual dividend of $1.20 per share, representing less than 30% of Free Cash Flow.”

Outlook
Quad/Graphics confirmed its previously announced 2016 guidance, originally released on January 6, 2016, as follows:

U.S. $	2016 Guidance Range
Net Sales	$4.4 billion – $4.6 billion
Adjusted EBITDA	$420 million – $460 million
Free Cash Flow	$190 million – $230 million

Honan concluded: “We expect 2016 Adjusted EBITDA margin to be approximately 10% at the midpoint of our guidance, which is essentially flat with the 2015 Adjusted EBITDA margin. Our ongoing efforts to implement permanent improvements to Quad/Graphics’ cost structure and working capital levels will give us the ability to sustain the strong Free Cash Flow we generated in 2015 into the foreseeable future.”

Quad/Graphics’ next quarterly dividend of $0.30 per share will be payable on March 18, 2016, to shareholders of record as of March 7, 2016.

Quarterly Conference Call
Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET / 9 a.m. CT on Tuesday, February 23. The call will be hosted by Joel Quadracci, Quad/Graphics Chairman, President & Chief Executive Officer, and Dave Honan, Executive Vice President & Chief Financial Officer. The full earnings release and slide presentation will be concurrently available on the Investors section of Quad/Graphics’ website at http://investors.qg.com.

Participants can pre-register for the webcast by navigating to http://dpregister.com/10078532. Participants will be given a unique PIN to gain immediate access to the call on February 23, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•	U.S. Toll-Free: 1-877-328-5508

•	International Toll: 1-412-317-5424

Telephone playback will be available following the conference call and will be accessible as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10078532

The playback will be available until March 23, 2016.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, revenue, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive commercial printing industry creates downward pricing pressures; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of electronic media and similar technological changes including digital substitution by consumers; the impact of changing future economic conditions; the impact of the various covenants in the Company’s debt facilities that impose restrictions may affect the Company’s ability to operate its business; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the impact of changes in postal rates, service levels or regulations; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the impact of increased business complexity as a result of the Company’s entry into additional markets; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; the impact on the holders of Quad/Graphics class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; significant capital expenditures may be needed to maintain the Company’s platform and processes and to remain technologically and economically competitive; the impact of risks associated with the operations outside of the United States; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Debt Leverage Ratio. Adjusted EBITDA is defined as net earnings (loss) attributable to Quad/Graphics common shareholders plus interest expense, income tax expense (if applicable), depreciation and amortization, restructuring, impairment and transaction-related charges, non-cash goodwill impairment charges, and loss on debt extinguishment, and less income tax benefit (if applicable). Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and capital lease obligations divided by the last twelve months of Adjusted EBITDA. These measures are presented to provide additional information regarding Quad/Graphics’ performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

About Quad/Graphics
At the forefront of innovation for 45 years, Quad/Graphics (NYSE: QUAD) is a leading print and marketing services provider focused on helping brand owners market their products, services and content more efficiently and effectively across media channels. With a consultative approach, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help a wide variety of clients in distinct vertical industries, including but not limited to retail, publishing, healthcare, insurance and financial. The Company helps its clients perform better in today’s rapidly changing world through the integration of print products with complementary services to improve efficiencies, reduce costs, create engagement, lift response and increase revenue. Quad/Graphics provides a diverse range of print and related products, services and solutions from multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world.

Investor Relations Contact:
Kyle Egan
Manager of Treasury and Investor Relations, Quad/Graphics
414-566-2482
Kyle.Egan@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2015 and 2014
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2015	2014
Net sales	$1,334.7	$1,424.2

Cost of sales	1,058.4	1,129.0
Selling, general and administrative expenses	122.1	114.6
Depreciation and amortization	79.6	83.0
Restructuring, impairment and transaction-related charges	84.9	21.4
Goodwill impairment	10.0	—
Total operating expenses	1,355.0	1,348.0

Operating income (loss)	$(20.3)	$76.2

Interest expense	22.0	23.4
Loss on debt extinguishment	—	1.2

Earnings (loss) before income taxes and equity in earnings (loss) of unconsolidated entities	(42.3)	51.6

Income tax expense (benefit)	(33.1)	27.9

Earnings (loss) before equity in earnings (loss) of unconsolidated entities	(9.2)	23.7

Equity in earnings (loss) of unconsolidated entities	(0.2)	2.1

Net earnings (loss) attributable to Quad/Graphics common shareholders	$(9.4)	$25.8

Earnings (loss) per share attributable to Quad/Graphics common shareholders
Basic	$(0.20)	$0.54
Diluted	$(0.20)	$0.53

Weighted average number of common shares outstanding
Basic	48.0	47.5
Diluted	48.0	48.7

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2015 and 2014
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2015	2014
Net sales	$4,677.7	$4,862.4

Cost of sales	3,760.9	3,891.9
Selling, general and administrative expenses	448.3	425.5
Depreciation and amortization	325.3	336.4
Restructuring, impairment and transaction-related charges	164.9	67.3
Goodwill impairment	808.3	—
Total operating expenses	5,507.7	4,721.1

Operating income (loss)	$(830.0)	$141.3

Interest expense	88.4	92.9
Loss on debt extinguishment	—	7.2

Earnings (loss) before income taxes and equity in loss of unconsolidated entities	(918.4)	41.2

Income tax expense (benefit)	(282.8)	20.2

Earnings (loss) before equity in loss of unconsolidated entities	(635.6)	21.0

Equity in loss of unconsolidated entities	(6.3)	(2.7)

Net earnings (loss)	$(641.9)	$18.3

Net loss attributable to noncontrolling interests	—	0.3

Net earnings (loss) attributable to Quad/Graphics common shareholders	$(641.9)	$18.6

Earnings (loss) per share attributable to Quad/Graphics common shareholders
Basic	$(13.40)	$0.39
Diluted	$(13.40)	$0.38

Weighted average number of common shares outstanding
Basic	47.9	47.5
Diluted	47.9	48.5

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2015 and 2014
(in millions)
(UNAUDITED)

	December 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$10.8	$9.6
Receivables, less allowances for doubtful accounts	648.7	766.2
Inventories	280.1	287.8
Prepaid expenses and other current assets	38.2	39.1
Restricted cash	13.5	31.2
Total current assets	991.3	1,133.9

Property, plant and equipment—net	1,675.8	1,855.5
Goodwill	—	775.5
Other intangible assets—net	110.5	149.1
Equity method investments in unconsolidated entities	4.4	42.0
Other long-term assets	65.5	52.8
Total assets	$2,847.5	$4,008.8

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$358.8	$406.9
Amounts owing in satisfaction of bankruptcy claims	1.4	1.4
Accrued liabilities	347.5	358.1
Short-term debt and current portion of long-term debt	94.6	92.0
Current portion of capital lease obligations	5.1	4.2
Total current liabilities	807.4	862.6

Long-term debt	1,239.9	1,299.7
Unsecured notes to be issued	7.1	9.0
Capital lease obligations	9.7	9.7
Deferred income taxes	59.0	336.0
Other long-term liabilities	300.5	339.3
Total liabilities	2,423.6	2,856.3

Shareholders' Equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	956.7	971.3
Treasury stock, at cost	(193.6)	(218.8)
Retained earnings (accumulated deficit)	(188.1)	515.2
Accumulated other comprehensive loss	(152.5)	(116.6)
Total shareholders' equity	423.9	1,152.5
Total liabilities and shareholders' equity	$2,847.5	$4,008.8

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2015 and 2014
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2015	2014
OPERATING ACTIVITIES
Net earnings (loss)	$(641.9)	$18.3
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	325.3	336.4
Impairment charges	95.3	14.4
Goodwill impairment	808.3	—
Loss on debt extinguishment	—	7.2
Stock-based compensation	7.2	17.3
Deferred income taxes	(292.5)	26.8
Foreign exchange losses on sale of investment	6.0	—
Other non-cash adjustments to net earnings (loss)	6.6	2.4
Changes in operating assets and liabilities—net of acquisitions	33.8	(129.6)
Net cash provided by operating activities	348.1	293.2

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(133.0)	(139.2)
Cost investment in unconsolidated entities	(1.2)	(4.1)
Proceeds from the sale of property, plant and equipment	29.2	6.8
Proceeds from the sale of investments	14.0	—
Transfers from restricted cash	17.7	24.8
Acquisition of businesses—net of cash acquired	(143.4)	(112.5)
Net cash used in investing activities	(216.7)	(224.2)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	—	1,047.0
Payments of long-term debt	(90.9)	(859.4)
Payments of capital lease obligations	(5.0)	(8.4)
Borrowings on revolving credit facilities	1,462.5	1,409.9
Payments on revolving credit facilities	(1,435.5)	(1,577.6)
Payments of debt issuance costs	—	(16.5)
Bankruptcy claim payments on unsecured notes to be issued	(0.1)	(8.0)
Sale of stock for options exercised	2.2	2.7
Shares withheld from employees for the tax obligation on equity grants	(1.6)	(1.0)
Tax benefit on equity award activity	2.8	0.8
Payment of cash dividends	(62.3)	(61.2)
Net cash used in financing activities	(127.9)	(71.7)

Effect of exchange rates on cash and cash equivalents	(2.3)	(0.8)

Net increase (decrease) in cash and cash equivalents	1.2	(3.5)

Cash and cash equivalents at beginning of year	9.6	13.1

Cash and cash equivalents at end of year	$10.8	$9.6

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months and Years Ended December 31, 2015 and 2014
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)	Goodwill Impairment (1)
Three months ended December 31, 2015
United States Print and Related Services	$1,226.5	$6.5	$69.9	$3.3
International	108.2	2.3	(2.6)	6.7
Total operating segments	1,334.7	8.8	67.3	10.0
Corporate	—	(29.1)	17.6	—
Total	$1,334.7	$(20.3)	$84.9	$10.0

Three months ended December 31, 2014
United States Print and Related Services	$1,301.2	$91.1	$17.2	$—
International	123.0	(8.1)	6.8	—
Total operating segments	1,424.2	83.0	24.0	—
Corporate	—	(6.8)	(2.6)	—
Total	$1,424.2	$76.2	$21.4	$—

Year ended December 31, 2015
United States Print and Related Services	$4,280.3	$(706.1)	$101.4	$778.3
International	397.4	(63.4)	38.8	30.0
Total operating segments	4,677.7	(769.5)	140.2	808.3
Corporate	—	(60.5)	24.7	—
Total	$4,677.7	$(830.0)	$164.9	$808.3

Year ended December 31, 2014
United States Print and Related Services	$4,405.8	$197.9	$52.1	$—
International	456.6	(11.2)	9.2	—
Total operating segments	4,862.4	186.7	61.3	—
Corporate	—	(45.4)	6.0	—
Total	$4,862.4	$141.3	$67.3	$—
______________________________

(1)	Restructuring, impairment and transaction-related charges and non-cash goodwill impairment charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended December 31, 2015 and 2014
(in millions)
(UNAUDITED)

	Three Months Ended December 31,
	2015	2014
Net earnings (loss) attributable to Quad/Graphics common shareholders	$(9.4)	$25.8
Interest expense	22.0	23.4
Income tax expense (benefit)	(33.1)	27.9
Depreciation and amortization	79.6	83.0
EBITDA (Non-GAAP)	$59.1	$160.1
EBITDA Margin (Non-GAAP)	4.4%	11.2%

Restructuring, impairment and transaction-related charges (1)	84.9	21.4
Loss on debt extinguishment	—	1.2
Goodwill impairment	10.0	—
Adjusted EBITDA (Non-GAAP)	$154.0	$182.7
Adjusted EBITDA Margin (Non-GAAP)	11.5%	12.8%
______________________________

(1)	Operating results for the three months ended December 31, 2015 and 2014 were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended December 31,
	2015	2014
Employee termination charges (a)	$20.6	$9.5
Impairment charges (b)	55.4	8.2
Transaction-related charges (c)	0.6	0.9
Integration costs (d)	0.7	2.5
Other restructuring charges, net (e)	7.6	0.3
Restructuring, impairment and transaction-related charges	$84.9	$21.4
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)
Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations, as well as other capacity reduction restructuring initiatives.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of the acquired companies.

(e)
Other restructuring charges, net, were primarily from costs to maintain and exit closed facilities, as well as lease exit charges. Other restructuring charges, net, in the three months ended December 31, 2014, are presented net of a $4.9 million gain from the termination of the Company's postretirement medical benefit plan. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Years Ended December 31, 2015 and 2014
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2015	2014
Net earnings (loss) attributable to Quad/Graphics common shareholders	$(641.9)	$18.6
Interest expense	88.4	92.9
Income tax expense (benefit) (1)	(282.8)	20.2
Depreciation and amortization	325.3	336.4
EBITDA (Non-GAAP)	$(511.0)	$468.1
EBITDA Margin (Non-GAAP)	(10.9)%	9.6%

Restructuring, impairment and transaction-related charges (2)	164.9	67.3
Loss on debt extinguishment	—	7.2
Goodwill impairment (1)	808.3	—
Adjusted EBITDA (Non-GAAP)	$462.2	$542.6
Adjusted EBITDA Margin (Non-GAAP)	9.9%	11.2%
______________________________

(1)
Non-cash goodwill impairment charges of $808.3 million ($542.4 million after a non-cash income tax benefit of $265.9 million) were recorded during the year ended December 31, 2015, of which $778.3 million relates to the United States Print and Related Services segment and $30.0 million relates to the International segment.

(2)	Operating results for the years ended December 31, 2015 and 2014 were affected by the following restructuring, impairment and transaction-related charges:

	Year Ended December 31,
	2015	2014
Employee termination charges (a)	$42.1	$30.6
Impairment charges (b)	95.3	14.4
Transaction-related charges (c)	3.3	2.6
Courier termination fee (d)	(10.0)	—
Integration costs (e)	5.1	11.2
Other restructuring charges, net (f)	29.1	8.5
Restructuring, impairment and transaction-related charges	$164.9	$67.3
__________________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)
Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations, as well as other capacity reduction restructuring initiatives and the Chile equity method investment.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Quad/Graphics received $10.0 million from Courier Corporation ("Courier") during the year ended December 31, 2015, as a result of the termination of the acquisition of Courier by Quad/Graphics. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

(e)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of the acquired companies.

(f)
Other restructuring charges, net, were primarily from costs to maintain and exit closed facilities, lease exit charges and the 2015 non-cash expense to recognize accumulated foreign exchange losses on the sale of the Chile equity method investment. Other restructuring charges, net, in the year ended December 31, 2014, are presented net of a $4.9 million gain from the termination of the Company's postretirement medical benefit plan. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Years Ended December 31, 2015 and 2014
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2015	2014
Net cash provided by operating activities	$348.1	$293.2

Less: purchases of property, plant and equipment	(133.0)	(139.2)

Free Cash Flow (Non-GAAP)	$215.1	$154.0

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of December 31, 2015 and 2014
(in millions, except ratio)
(UNAUDITED)

	December 31, 2015		December 31, 2014
Total debt and capital lease obligations on the condensed consolidated balance sheets	$1,349.3		$1,405.6

Divided by:
Adjusted EBITDA for the year ended (Non-GAAP)	$462.2		$542.6
January 1, 2014 to May 29, 2014 pro forma Adjusted EBITDA for Brown Printing (1)	—		5.2
Pro forma Adjusted EBITDA for the year ended (Non-GAAP)	$462.2		$547.8

Debt Leverage Ratio (Non-GAAP)	2.92	x	2.57	x
______________________________

(1)
As permitted by the April 28, 2014 $1.6 billion senior secured credit facility, certain pro forma financial information related to the acquisition of Brown Printing was included in calculating the Debt Leverage Ratio as of December 31, 2014. As the acquisition of Brown Printing was completed on May 30, 2014, the $5.2 million pro forma Adjusted EBITDA represents the period from January 1, 2014 to May 29, 2014. Adjusted EBITDA for Brown Printing was calculated in a consistent manner with the calculation above for Quad/Graphics. Brown Printing's financial information has been consolidated within Quad/Graphics' financial results since the date of acquisition. If the five months of pro forma Adjusted EBITDA for Brown Printing was not included in the calculation, the Company's Debt Leverage Ratio would have been 2.59x as of December 31, 2014.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended December 31, 2015 and 2014
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2015	2014
Earnings (loss) before income taxes and equity in earnings (loss) of unconsolidated entities	$(42.3)	$51.6

Restructuring, impairment and transaction-related charges	84.9	21.4
Goodwill impairment	10.0	—
Loss on debt extinguishment	—	1.2
	52.6	74.2

Income tax expense at 40% normalized tax rate	21.0	29.7
	31.6	44.5

Equity in earnings (loss) of unconsolidated entities	(0.2)	2.1

Adjusted net earnings (Non-GAAP)	$31.4	$46.6

Basic weighted average number of common shares outstanding	48.0	47.5
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	0.9	1.2
Diluted weighted average number of common shares outstanding (Non-GAAP)	48.9	48.7

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.64	$0.96

Diluted Earnings (Loss) Per Share (GAAP)	$(0.20)	$0.53
Restructuring, impairment and transaction-related charges per share	1.74	0.44
Goodwill impairment per share	0.20	—
Loss on debt extinguishment per share	—	0.03
Income tax expense (benefit) from condensed consolidated statement of operations per share	(0.68)	0.57
Income tax expense at 40% normalized tax rate per share	(0.43)	(0.61)
GAAP to Non-GAAP diluted impact per share	0.01	—
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.64	$0.96
______________________________

(1)
Adjusted Diluted Earnings Per Share excludes: (i) restructuring, impairment and transaction-related charges; (ii) non-cash goodwill impairment charges; (iii) the loss on debt extinguishment; and (iv) discrete income tax items.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Years Ended December 31, 2015 and 2014
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2015	2014
Earnings (loss) before income taxes and equity in loss of unconsolidated entities	$(918.4)	$41.2

Restructuring, impairment and transaction-related charges	164.9	67.3
Goodwill impairment	808.3	—
Loss on debt extinguishment	—	7.2
	54.8	115.7

Income tax expense at 40% normalized tax rate	21.9	46.3
	32.9	69.4

Equity in loss of unconsolidated entities	(6.3)	(2.7)
Net loss attributable to noncontrolling interests	—	0.3

Adjusted net earnings (Non-GAAP)	$26.6	$67.0

Basic weighted average number of common shares outstanding	47.9	47.5
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	1.0	1.0
Diluted weighted average number of common shares outstanding (Non-GAAP)	48.9	48.5

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.54	$1.38

Diluted Earnings (Loss) Per Share (GAAP)	$(13.40)	$0.38
Restructuring, impairment and transaction-related charges per share	3.37	1.39
Goodwill impairment per share	16.53	—
Loss on debt extinguishment per share	—	0.15
Income tax expense (benefit) from condensed consolidated statement of operations per share	(5.51)	0.42
Income tax expense at 40% normalized tax rate per share	(0.45)	(0.96)
Allocation to participating securities per share (2)	—	0.01
GAAP to Non-GAAP diluted impact per share	—	(0.01)
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.54	$1.38

______________________________

(1)
Adjusted Diluted Earnings Per Share excludes: (i) restructuring, impairment and transaction-related charges; (ii) non-cash goodwill impairment charges; (iii) the loss on debt extinguishment; and (iv) discrete income tax items.

(2)	Represents the impact of dividends distributed to non-vested stock option holders in accordance with the two-class method of calculating GAAP earnings per share.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.